Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contact Information:
Susan O’Farrell, SVP, CFO & Treasurer	Natalie Poulos, Investor Relations
BlueLinx Holdings Inc.	BlueLinx Holdings Inc.
(770) 953-7000	(770) 953-7522
investor.relations@bluelinxco.com

FOR IMMEDIATE RELEASE

BlueLinx Advances Delevering Strategy with Completion of Three Facility Sales
Provides Update on Real Estate Sale Optimization Efforts

ATLANTA - September 1, 2016 - BlueLinx Holdings Inc. (NYSE:BXC), announced today that it has recently completed the sale of its Jackson, Mississippi; Little Rock, Arkansas; and Shreveport, Louisiana facilities, for aggregate net proceeds of approximately $1.9 million.
In addition to these property sales, the Company has six other non-operating facilities under contract with various purchasers in transactions expected to generate in excess of approximately $30 million of aggregate net proceeds before year-end, subject to satisfaction of customary closing conditions. The Company also continues to actively market several Company-owned operating facilities for possible sale leaseback transactions as part of the Company’s real estate sale optimization efforts.
The net proceeds arising out of these real estate efforts are being used to pay down the Company’s mortgage. There can be no assurance, however, that any of these pending or potential sales will close on favorable terms, or at all.
“Earlier this year we announced an initiative to reduce the Company’s financial leverage and improve our working capital performance. We are pleased to share that we are continuing to successfully execute on our strategy to deleverage BlueLinx by reducing our mortgage as a result of these transactions,” said Mitch Lewis, President and Chief Executive Officer.
About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in the United States. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its national network of distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; the Company’s ability to realize expected net proceeds from its real estate sales optimization efforts to meet the debt reduction obligations under the Company’s mortgage; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016, its Quarterly Reports on Form 10-Q, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.